THE SOMERSET GROUP, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
ASSETS
                                                    March 31  December 31   March 31
                                                         1995        1994        1994
Current assets
    Cash and cash equivalents                      $3,649,000  $2,006,000    $913,000

    Trade accounts, notes and other receivables
      less allowance for doubtful accounts          4,391,000   6,070,000   3,089,000

    Contracts in progress, unbilled                 2,235,000   1,769,000   2,338,000

    Inventories                                       302,000     390,000     398,000

    Prepaid expenses                                   80,000     109,000     142,000

    Deferred income taxes                                                      23,000
                                                    ---------   ---------   ---------
         Total current assets                      10,657,000  10,344,000   6,903,000

Investments
    First Indiana Corporation (market values
     of $25,670,000, $23,782,000, and $22,616,000) 25,018,000  24,265,000  22,353,000

Property, plant and equipment, at cost
    Land                                              397,000     393,000     685,000

    Buildings                                       2,738,000   2,738,000   3,227,000

    Production and delivery equipment               6,586,000   6,593,000   6,698,000

    Office furniture and equipment                    558,000     556,000     518,000

    Construction in progress                           18,000                 314,000
                                                    ---------   ---------   ---------
                                                   10,297,000  10,280,000  11,442,000
    Less accumulated depreciation                   6,276,000   6,126,000   5,756,000
                                                    ---------   ---------   ---------
                                                    4,021,000   4,154,000   5,686,000

Other assets                                        1,025,000   1,041,000   1,208,000

Total Assets                                      $40,721,000 $39,804,000 $36,150,000
                                                    =========   =========   =========
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See accompanying Notes to Consolidated Financial Statements.



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